Exhibit 99.1

February 13, 2024

QuidelOrtho Reports Fourth Quarter and Full-Year 2023
Financial Results
Strong momentum in Labs business, with solid non-respiratory business growth and market share gains in industry-leading respiratory point-of-care portfolio

Fourth Quarter 2023 Results and Highlights

•Revenue was $743 million, as reported:
◦Non-respiratory revenue increased by 9% as reported and in constant currency
◦Respiratory revenue decreased by 49% as reported and in constant currency
•GAAP net cash provided by operating activities was $80 million; adjusted free cash flow was $89 million
•Received 510(k) clearance for Savanna multiplex molecular platform and HSV/VZV PCR assay
•Received CLIA waiver for Sofia® 2 SARS Antigen+ FIA

Full-Year 2023 Results and Highlights

•Revenue was $3.0 billion, as reported:
◦Non-respiratory revenue increased by 61% as reported (largely driven by the Combinations); supplemental combined non-respiratory revenue increased by 5% in constant currency
◦Respiratory revenue decreased by 61% as reported; supplemental combined respiratory revenue decreased by 62% in constant currency
•GAAP net cash provided by operating activities was $280 million; adjusted free cash flow was $270 million
•Paid down $227 million in term loan debt and completed $7 million in share repurchases
•Received more than 700 regulatory clearances in U.S., EMEA and China

San Diego, CA — QuidelOrtho Corporation (Nasdaq: QDEL) (the “Company” or “QuidelOrtho”), a global provider of innovative in vitro diagnostic technologies designed for point-of-care settings, clinical labs and transfusion medicine, today announced financial results for the fourth quarter and full-year ended December 31, 2023.

“In our first full year operating as a combined company, we successfully laid the foundation for building a broader-based diagnostics company poised for future growth. We are encouraged by the growth in our non-respiratory business, the market share gains we are seeing in our respiratory portfolios, and the U.S. launch of our Savanna molecular platform. Our competitive positions are strong across the globe, and we believe our pipeline of innovative new products and menu expansions will continue to strengthen pull-through across our growing installed base,” said Douglas Bryant, President and Chief Executive Officer of QuidelOrtho.

"We identified substantially greater synergies, while investing in the business and paying down debt. For example, we completed significant manufacturing upgrades to address instrument backlogs and meet market demand in our Labs business. In our Transfusion Medicine business, we are determined to continue investing in our Immunohematology portfolio and will begin winding down the U.S. Donor Screening portfolio,” he added.

“We have taken measures to reduce costs across the Company to lessen the impact of macro factors, such as inflation, the variability of the respiratory season and global supply chain constraints. Finally, we are accelerating our business efficiency initiatives, including our capital allocation strategy and portfolio management processes, to support durable long-term growth and generate shareholder value,” Bryant concluded.

Fourth Quarter 2023

The Company reported total revenue for the fourth quarter of 2023 of $743 million, compared to $867 million in the prior year period. Foreign currency translation did not significantly impact fourth quarter 2023 results. GAAP diluted EPS for the fourth quarter of 2023 was $0.10, compared to $0.45 in the prior year period. GAAP operating income for the fourth quarter of 2023 was $40 million, compared to $87 million in the prior year period, and GAAP operating margin was 5% in the fourth quarter of 2023, compared to 10% in the prior year period. Fourth quarter 2023 results included $33 million in integration-related charges.

Adjusted diluted EPS for the fourth quarter of 2023 was $1.17, compared to $1.76 in the prior year period. Adjusted EBITDA for the fourth quarter of 2023 was $195 million, compared to $245 million in the prior year period. Adjusted EBITDA margin for the fourth quarter of 2023 was 26%, compared to 28% in the prior year period. The year-over-year change in adjusted diluted EPS and adjusted EBITDA was primarily related to the decline in COVID-19 revenue compared to the prior year period, as anticipated.

Full-Year 2023

The Company reported total revenue for the full-year 2023 of $3.0 billion, compared to $3.3 billion in the prior year. Foreign currency translation did not significantly impact full-year 2023 results. GAAP diluted loss per share for the full-year 2023 was $0.15, compared to diluted EPS of $9.56 in the prior year. GAAP operating income for the full-year 2023 was $139 million, compared to $844 million in the prior year, and GAAP operating margin was 5% for the full-year 2023, compared to 26% in the prior year. Full-year 2023 results included $113 million in integration-related charges.

To facilitate a year-over-year comparison of the Company’s operating performance, all growth rates referenced below are presented on a supplemental combined basis as if Quidel Corporation and Ortho Clinical Diagnostics Holdings plc had been combined for the full-year 2022 and are referred to as “supplemental combined” information.

Adjusted diluted EPS for the full-year 2023 was $4.13, compared to supplemental combined adjusted diluted EPS of $13.80 in the prior year. Adjusted EBITDA for the full-year 2023 was $723 million, compared to supplemental combined adjusted EBITDA of $1.54 billion in the prior year. Adjusted EBITDA margin for the full-year 2023 was 24%, compared to supplemental combined adjusted EBITDA margin of 38% in the prior year. The year-over-year change in adjusted EPS and adjusted EBITDA was primarily related to the anticipated decline in COVID-19 revenue compared to the prior year.

Fiscal Year 2024 Financial Guidance

Based on its current business outlook, the Company is providing fiscal year 2024 financial guidance, as follows:

Total revenues (reported)	$2.76 - $3.07 billion
Non-respiratory revenue	$2.30 - $2.34 billion
Respiratory revenue	$460 - $730 million
Adjusted EBITDA	$565 - $720 million
Adjusted EBITDA %	21% - 24%
Adjusted diluted EPS	$2.40 - $3.07
Please see Slide 9 of the QuidelOrtho Q4-FY23 earnings presentation for more information about 2024 financial guidance assumptions.

Conference Call Information

QuidelOrtho will hold a conference call today at 2:00 p.m. PT / 5:00 p.m. ET to discuss its financial results for the fourth quarter and full-year ended December 31, 2023. Interested parties can access the call on the “Events & Presentations” section of the “Investor Relations” page of the Company’s website at https://ir.quidelortho.com/. Presentation materials will also be posted to the “Events & Presentations” section of the “Investor Relations” page of the Company’s website at the time of the call. Those unable to access the webcast may join the call via phone by dialing 833-470-1428 (domestic) or 929-526-1599 (international) and entering Conference ID number 437438.

A replay of the conference call will be available shortly after the event on the “Investor Relations” page of the Company’s website, under the “Events & Presentations” section.

About QuidelOrtho Corporation

QuidelOrtho Corporation (Nasdaq: QDEL) is a world leader in in vitro diagnostics, developing and manufacturing intelligent solutions that transform data into understanding and action for more people in more places every day.

Offering industry-leading expertise in immunoassay and molecular testing, clinical chemistry and transfusion medicine, bringing fast, accurate and reliable diagnostics when and where they are needed – from home to hospital, lab to clinic. So that patients, clinicians and health officials can spot trends sooner, respond quicker and chart the course ahead with accuracy and confidence.

Building upon its many years of groundbreaking innovation, QuidelOrtho continues to partner with customers across the healthcare continuum and around the globe to forge a new diagnostic frontier. One where insights and solutions know no bounds, expertise seamlessly connects and a more informed path is illuminated for each of us.

QuidelOrtho is advancing diagnostics to power a healthier future.

For more information, please visit www.quidelortho.com.
Source: QuidelOrtho Corporation

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are any statement contained herein that is not strictly historical, including, but not limited to, QuidelOrtho’s commercial, integration, transformation and other strategic goals, financial guidance and other future financial condition and operating results, and future plans, objectives, strategies, expectations and intentions. Without limiting the foregoing, the words “may,” “will,” “would,” “should,” “might,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “goal,” “project,” “strategy,” “future,” “continue” or similar words, expressions or the negative of such terms or other comparable terminology are intended to identify forward-looking statements. Such statements are based on the beliefs and expectations of QuidelOrtho’s management as of today and are subject to significant known and unknown risks and uncertainties. Actual results or outcomes may differ significantly from those set forth or implied in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth or implied in the forward-looking statements: supply chain, production, logistics, distribution and labor disruptions and challenges; the challenges and costs of integrating, restructuring and achieving anticipated synergies as a result of the business combination (the “Combinations”) of Quidel Corporation (“Quidel”) and Ortho Clinical Diagnostics Holdings plc (“Ortho”); and other macroeconomic, geopolitical, market, business, competitive and/or regulatory factors affecting the business of QuidelOrtho generally, including those discussed under Part I, Item 1A, “Risk Factors” of QuidelOrtho’s Annual Report on Form 10-K for the fiscal year ended January 1, 2023 and subsequent reports filed with the Securities and Exchange Commission (the “Commission”). You should not rely on forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. All forward-looking statements are based on information currently available to QuidelOrtho and speak only as of the date hereof. QuidelOrtho undertakes no obligation to update any of the forward-looking information or time-sensitive information included in this press release, whether as a result of new information, future events, changed expectations or otherwise, except as required by law.

Supplemental Combined Financial Measures

This press release contains unaudited supplemental combined financial information (“Supplemental Combined Information”) that gives effect to the Combinations as if Quidel and Ortho had been combined for the applicable periods. Certain Supplemental Combined Information presented is based on the historical financial statements of Quidel and Ortho with reclassification adjustments only and do not include all of the pro forma adjustments required under Regulation S-X Article 11 or Accounting Standards Codification 805, Business Combinations (“ASC 805”). The Supplemental Combined Information is provided for illustrative purposes only, may be updated in the future, and is not necessarily, and should not be assumed to be, indicative of the Company’s expected results of operations or financial position that would have been achieved had the Combinations been completed as of the dates indicated or that may be achieved in any future period. The Supplemental Combined Information should be considered supplemental to, and not as a substitute for, pro forma financial information prepared in accordance with Regulation S-X Article 11 or ASC 805 and should be read in conjunction with the information contained in the sections entitled “The Combinations,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Ortho” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Quidel” in QuidelOrtho’s joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) filed with the Commission on April 11, 2022 and the historical consolidated financial statements and related notes appearing elsewhere in, or incorporated into, the Joint Proxy Statement/Prospectus, and the Company’s subsequent reports filed with the Commission. The Company’s actual results of operations and financial position will differ, potentially significantly, from the Supplemental Combined Information reflected in this press release as a result of the methodology used to prepare the Supplemental Combined Information as well as a variety of factors, including but not limited to the effect of certain expected financial benefits of the Combinations (such as revenue and cost synergies), the anticipated costs to achieve these benefits (including the cost of integration activities), tax impacts, and changes in operating results following the date of this press release.

Non-GAAP Financial Measures

This press release contains financial measures, including but not limited to “constant currency” revenue changes, “adjusted net income,” “adjusted diluted EPS,” “adjusted EBITDA,” “adjusted EBITDA margin,” “adjusted free cash flow,” “supplemental combined adjusted net income,” “supplemental combined adjusted diluted EPS,” “supplemental combined adjusted EBITDA,” “supplemental combined adjusted EBITDA margin” and “supplemental combined revenues by business unit and region,” which are considered non-GAAP financial measures under applicable rules and regulations of the Commission. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). “Adjusted net income,” “adjusted diluted EPS,” “adjusted EBITDA,” “adjusted EBITDA margin” and “adjusted free cash flow” eliminate impacts of certain non-cash, unusual or other items that the Company does not consider indicative of its ongoing operating performance, and the Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. The Company believes that “supplemental combined adjusted net income,” “supplemental combined adjusted diluted EPS,” “supplemental combined adjusted EBITDA,” “supplemental combined adjusted EBITDA margin” and “supplemental combined revenues by business unit and region” provide helpful Supplemental Combined Information to assist management and investors in evaluating the Company’s adjusted operating results as if Quidel and Ortho had been combined for the applicable periods. The Company’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and reports filed with the Commission in their entirety. Reconciliations of the non-GAAP financial measures, including the non-GAAP Supplemental Combined Information, to the most directly comparable GAAP financial measures are included in the tables accompanying this press release.

Investor Contact:
Juliet Cunningham
Vice President, Investor Relations
IR@quidelortho.com

Media Contact:
Stephanie Kleewein
Communications Manager
media@quidelortho.com

QuidelOrtho
Consolidated Statements of Operations
(Unaudited)
(In millions except per share data)

	Three Months Ended		Fiscal Year Ended
	December 31, 2023 (a)	January 1, 2023 (b)	December 31, 2023 (a)	January 1, 2023 (b)
Total revenues	$742.6	$866.5	$2,997.8	$3,266.0
Cost of sales, excluding amortization of intangibles	361.3	417.5	1,503.4	1,330.0
Selling, marketing and administrative	187.6	213.6	763.2	621.0
Research and development	59.3	64.3	246.8	190.5
Amortization of intangible assets	51.2	53.9	204.8	132.5
Acquisition and integration costs	33.0	26.4	113.4	136.0
Other operating expenses	10.1	4.3	27.1	12.3
Operating income	40.1	86.5	139.1	843.7
Interest expense, net	36.7	34.7	147.6	75.7
Loss on extinguishment of debt	—	—	—	24.0
Other expense, net	12.6	10.7	20.6	8.1
(Loss) income before provision for income taxes	(9.2)	41.1	(29.1)	735.9
(Benefit from) provision for income taxes	(16.2)	10.8	(19.0)	187.2
Net income (loss)	$7.0	$30.3	$(10.1)	$548.7
Basic earnings (loss) per share	$0.10	$0.46	$(0.15)	$9.66
Diluted earnings (loss) per share	$0.10	$0.45	$(0.15)	$9.56
Weighted-average shares outstanding - basic	66.9	66.3	66.8	56.8
Weighted-average shares outstanding - diluted	67.3	66.9	66.8	57.4
(a) Includes Ortho results of operations for the three months ended and fiscal year ended December 31, 2023.
(b) Includes Ortho results of operations for the three months ended January 1, 2023 and from May 27, 2022 through January 1, 2023 for the fiscal year ended January 1, 2023.

QuidelOrtho
Condensed Consolidated Balance Sheets
(Unaudited)
(In millions)

	December 31, 2023	January 1, 2023
Cash and cash equivalents	$118.9	$292.9
Marketable securities	48.4	52.1
Accounts receivable, net	303.3	453.9
Inventories	577.8	524.1
Prepaid expenses and other current assets	262.1	252.1
Property, plant and equipment, net	1,443.8	1,339.0
Marketable securities	7.4	21.0
Right-of-use assets	169.6	181.0
Goodwill	2,492.0	2,476.8
Intangible assets, net	2,934.3	3,123.8
Deferred tax asset	25.9	16.4
Other assets	179.6	122.7
Total assets	$8,563.1	$8,855.8

Accounts payable	$294.8	$283.3
Accrued payroll and related expenses	84.8	139.2
Income tax payable	11.1	51.6
Current portion of borrowings	139.8	207.5
Other current liabilities	303.3	325.4
Operating lease liabilities	172.8	186.4
Long-term borrowings	2,274.8	2,430.8
Deferred tax liability	192.2	213.2
Other liabilities	83.6	83.8
Total liabilities	3,557.2	3,921.2
Total stockholders’ equity	5,005.9	4,934.6
Total liabilities and stockholders’ equity	$8,563.1	$8,855.8

QuidelOrtho
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In millions)

	Fiscal Year Ended
	December 31, 2023 (a)	January 1, 2023 (b)
Cash provided by operating activities	$280.2	$885.3
Cash used for investing activities	(187.6)	(1,644.2)
Cash (used for) provided by financing activities	(265.8)	252.0
Effect of exchange rate changes on cash	(1.2)	(2.0)
Net decrease in cash, cash equivalents and restricted cash	(174.4)	(508.9)
Cash, cash equivalents and restricted cash at beginning of period	293.9	802.8
Cash, cash equivalents and restricted cash at end of period	$119.5	$293.9

Reconciliation to amounts within the consolidated balance sheets:
Cash and cash equivalents	$118.9	$292.9
Restricted cash in Other assets	0.6	1.0
Cash, cash equivalents and restricted cash	$119.5	$293.9

(a) Includes Ortho activities for the fiscal year ended December 31, 2023.
(b) Includes Ortho activities from May 27, 2022 through January 1, 2023.

QuidelOrtho
Reconciliation of Non-GAAP Financial Information - Adjusted Net Income
(In millions, except per share data; unaudited)

	Three Months Ended				Fiscal Year Ended
	December 31, 2023 (a)	Diluted EPS	January 1, 2023 (b)	Diluted EPS	December 31, 2023 (a)	Diluted EPS	January 1, 2023 (b)	Diluted EPS
Net income (loss)	$7.0	$0.10	$30.3	$0.45	$(10.1)	$(0.15)	$548.7	$9.56
Adjustments:
Amortization of intangibles	51.2		53.9		204.8		132.5
Acquisition and integration costs	33.0		26.4		113.4		136.0
Tax indemnification expense	12.8		—		12.6		—
Incremental depreciation on PP&E fair value adjustment	8.2		9.2		33.5		10.5
Amortization of deferred cloud computing implementation costs	3.3		1.5		9.2		5.4
Loss on investments	2.4		5.0		3.6		5.8
Impairment of long-lived assets	1.3		2.8		4.5		2.8
EU medical device regulation transition costs	0.6		0.5		2.5		1.5
Unwind inventory fair value adjustment	—		14.0		—		60.6
Employee compensation charges	—		1.7		—		3.2
Noncash interest expense for deferred consideration	—		0.6		0.7		2.9
Loss on extinguishment of debt	—		—		—		24.0
Derivative mark-to-market gain	—		—		—		(4.4)
Other adjustments	(0.9)		0.2		1.7		0.6
Income tax impact of adjustments	(30.0)		(30.3)		(87.5)		(76.8)
Discrete tax items	(10.3)		1.8		(11.2)		2.4
Adjusted net income	$78.6	$1.17	$117.6	$1.76	$277.7	$4.13	$855.7	$14.91
Ortho pre-combination adjusted net income	—		—		—		77.2
Supplemental combined adjusted net income	$78.6	$1.17	$117.6	$1.76	$277.7	$4.13	$932.9	$13.80
Weighted-average shares outstanding - diluted		67.3		66.9		67.3		57.4
Weighted-average shares outstanding - diluted - supplemental combined		67.3		66.9		67.3		67.6
(a) Adjusted net income includes Ortho activities for the three months ended and fiscal year ended December 31, 2023.
(b) Adjusted net income includes Ortho activities for the three months ended January 1, 2023 and from May 27, 2022 through January 1, 2023 for the fiscal year ended January 1, 2023.

QuidelOrtho
Reconciliation of Non-GAAP Financial Information - Adjusted EBITDA
(In millions, unaudited)

	Three Months Ended		Fiscal Year Ended
	December 31, 2023 (a)	January 1, 2023 (b)	December 31, 2023 (a)	January 1, 2023 (b)
Net income (loss)	$7.0	$30.3	$(10.1)	$548.7
Depreciation and amortization	115.4	116.6	457.2	283.6
Interest expense, net	36.7	34.7	147.6	75.7
(Benefit from) provision for income taxes	(16.2)	10.8	(19.0)	187.2
Acquisition and integration costs	33.0	26.4	113.4	136.0
Tax indemnification expense	12.8	0.6	12.6	0.3
Amortization of deferred cloud computing implementation costs	3.3	1.5	9.2	5.4
Loss on investments	2.4	5.0	3.6	5.8
Impairment of long-lived assets	1.3	2.8	4.5	2.8
EU medical device regulation transition costs	0.6	0.5	2.5	1.5
Unwind inventory fair value adjustment	—	14.0	—	60.6
Employee compensation charges	—	1.7	—	3.2
Loss on extinguishment of debt	—	—	—	24.0
Derivative mark-to-market gain	—	—	—	(4.4)
Other adjustments	(0.9)	0.2	1.7	0.6
Adjusted EBITDA	$195.4	$245.1	$723.2	$1,331.0
Ortho pre-combination Adjusted EBITDA	—	—	—	212.5
Supplemental combined Adjusted EBITDA	$195.4	$245.1	$723.2	$1,543.5

(a) Adjusted EBITDA includes Ortho activities for the three months ended and fiscal year ended December 31, 2023.
(b) Adjusted EBITDA includes Ortho activities for the three months ended January 1, 2023 and from May 27, 2022 through January 1, 2023 for the fiscal year ended January 1, 2023.

QuidelOrtho
Supplemental Combined Revenues by Business Unit and Region
(In millions, unaudited)

	Three Months Ended
	December 31, 2023	January 1, 2023	% Change	Currency Impact	Constant Currency (a)
Respiratory revenues	$174.6	$344.0	(49.2)%	0.1%	(49.3)%
Non-Respiratory revenues	568.0	522.5	8.7%	(0.3)%	9.0%
Total revenues	$742.6	$866.5	(14.3)%	—%	(14.3)%

	Three Months Ended
	December 31, 2023	January 1, 2023	% Change	Currency Impact	Constant Currency (a)	Respiratory Revenue Impact	Constant Currency (a) Non-Respiratory Revenue
Labs	$351.9	$314.7	11.8%	(0.5)%	12.3%	(1.0)%	13.3%
Transfusion Medicine	165.4	162.5	1.8%	(0.4)%	2.2%	—%	2.2%
Point of Care	216.8	374.7	(42.1)%	0.1%	(42.2)%	(48.2)%	6.0%
Molecular Diagnostics	8.5	14.6	(41.8)%	—%	(41.8)%	(31.3)%	(10.5)%
Total revenues	$742.6	$866.5	(14.3)%	—%	(14.3)%	(23.3)%	9.0%

	Three Months Ended
	December 31, 2023	January 1, 2023	% Change	Currency Impact	Constant Currency (a)	Respiratory Revenue Impact	Constant Currency (a) Non-Respiratory Revenue
North America	$450.3	$619.2	(27.3)%	(0.5)%	(26.8)%	(26.7)%	(0.1)%
EMEA	90.9	75.8	19.9%	1.8%	18.1%	(4.9)%	23.0%
China	77.1	56.9	35.5%	(2.4)%	37.9%	0.7%	37.2%
Other	124.3	114.6	8.5%	1.6%	6.9%	(3.4)%	10.3%
Total revenues	$742.6	$866.5	(14.3)%	—%	(14.3)%	(23.3)%	9.0%

(a) The term “constant currency” means we have translated local currency revenues for all reporting periods to U.S. dollars using currency exchange rates held constant for each period. This additional non-GAAP financial information is not meant to be considered in isolation from or as a substitute for financial information prepared in accordance with GAAP.

	Fiscal Year Ended
	December 31, 2023	January 1, 2023	% Change	Currency Impact	Constant Currency (a)
Respiratory revenues	$714.6	$1,866.5	(61.7)%	—%	(61.7)%
Non-Respiratory revenues	2,283.2	2,184.7	4.5%	(0.9)%	5.4%
Total supplemental combined revenues (b)	$2,997.8	$4,051.2	(26.0)%	(0.1)%	(25.9)%

	Fiscal Year Ended
	December 31, 2023	January 1, 2023	% Change	Currency Impact	Constant Currency (a)	Respiratory Revenue Impact	Constant Currency (a) Non-Respiratory Revenue
Labs (b)	$1,425.4	$1,331.2	7.1%	(1.0)%	8.1%	(1.9)%	10.0%
Transfusion Medicine	648.5	668.1	(2.9)%	(0.9)%	(2.0)%	—%	(2.0)%
Point of Care	892.2	1,955.2	(54.4)%	(0.1)%	(54.3)%	(56.1)%	1.8%
Molecular Diagnostics	31.7	96.7	(67.2)%	0.1%	(67.3)%	(54.0)%	(13.3)%
Total supplemental combined revenues (b)	$2,997.8	$4,051.2	(26.0)%	(0.1)%	(25.9)%	(31.3)%	5.4%

	Fiscal Year Ended
	December 31, 2023	January 1, 2023	% Change	Currency Impact	Constant Currency (a)	Respiratory Revenue Impact	Constant Currency (a) Non-Respiratory Revenue
North America	$1,877.1	$2,970.3	(36.8)%	(0.3)%	(36.5)%	(37.0)%	0.5%
EMEA	327.3	316.4	3.4%	0.1%	3.3%	(4.8)%	8.1%
China	310.1	297.1	4.4%	(4.4)%	8.8%	(12.1)%	20.9%
Other	483.3	467.4	3.4%	—%	3.4%	(5.3)%	8.7%
Total supplemental combined revenues (b)	$2,997.8	$4,051.2	(26.0)%	(0.1)%	(25.9)%	(31.3)%	5.4%

Supplemental combined revenues for the prior period in the tables above include Ortho revenues as if the acquisition had occurred on January 2, 2022.
(a) The term “constant currency” means we have translated local currency revenues for all reporting periods to U.S. dollars using currency exchange rates held constant for each period. This additional non-GAAP financial information is not meant to be considered in isolation from or as a substitute for financial information prepared in accordance with GAAP.
(b) The fiscal year ended December 31, 2023 includes an approximate $19 million settlement award from a third party related to one of the Company’s collaboration agreements.

QuidelOrtho
Reconciliation of Non-GAAP Financial Information - Adjusted Free Cash Flow
(In millions, unaudited)

	Three Months Ended	Fiscal Year Ended
	December 31, 2023	December 31, 2023
Net cash provided by operating activities	$80.4	$280.2
Adjustments:
Capital expenditures	(45.1)	(191.4)
Other payments (a)	53.3	180.8
Adjusted free cash flow	$88.6	$269.6

(a) For the three months ended December 31, 2023, other payments include $29 million related to acquisition, integration and other costs, $17 million of integration-related cloud computing implementation costs and $7 million of other integration-related capital expenditures. For the fiscal year ended December 31, 2023, other payments include $116 million related to acquisition, integration and other costs, $47 million of integration-related cloud computing implementation costs and $18 million of other integration-related capital expenditures.